AGREEMENT
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     WHEREAS, BLUE FISH CLOTHING, INC., a Pennsylvania Corporation
(hereafter Sub-Tenant) by Agreement dated 30th of May, 1997 is willing to undertake the obligation under a certain Lease between MICHAEL J. HERBST (Tenant) CHARLES F. SCHAEFER and SHIRLEY KAPLAN MELLOR (Landlords) dated March 25, 1993 (the "Lease"); and

     WHEREAS, MICHAEL J. HERBST (Tenant) is desirous of subletting his space to BLUE FISH CLOTHING, INC., (Sub-Tenant); and

     WHEREAS, CHARLES F. SCHAEFER and SHIRLEY KAPLAN MELLOR (Landlords) have agreed to said sublet,

     NOW, THEREFORE, in consideration of One ($1.00) Dollar and other valuable consideration it is agreed as follows:

     1. Tenant agrees to sublet to the Subtenant the demised premises known as 56-58 Post Road East, Westport, Connecticut on the following terms and conditions:

          a) Subtenant to pay to Tenant rent of $55,200.00 for the first year at the rate of $4,600.00 per month with payment due on the first day of each month, but not beginning until or about October 15, 1997, the first four months of said rent having been abated. The term of this sublease shall commence June 15, 1997 and terminate June 30, 2007.

          b)   Subtenant shall pay for its own utilities.

          c) Subtenant shall accept the premises "as is" except that Tenant shall deliver the premises in broom clean condition and free from all trash and debris.

          d) Subtenant shall be bound by all the terms and obligations of the Lease dated May 25, 1993 as such shall relate to Subtenant and does hereby assume all of the covenants and obligations of the Tenant contained in said Lease and does hereby agree to indemnify and save the Tenant harmless with respect to all such covenants and obligations, except for the provisions of Article 2 and for the payment of rent and payments due under Articles 29 and 30 of the lease by Tenant to Landlord, which obligations shall remain with Tenant. In the event Tenant fails to pay rent to Landlords in order to prevent termination of the lease. Any such payment made by Subtenant to Landlords shall be an offset against the rent due to Tenant under the Sublease.

          e) Subtenant shall pay to the Tenant on the signing of this Agreement the sum of Thirty Thousand ($30,000.00) Dollars and six months from date of the agreement, shall pay an additional sum of Twenty Thousand ($20,000.00) Dollars, for a total of Fifty Thousand ($50,000.00) Dollars as partial consideration for Tenant entering into this transaction.

          f) Notwithstanding anything contained herein to the contrary, in the event the premises is destroyed or taken by eminent domain, or if a portion thereof is substantially destroyed or taken by eminent domain resulting in the premises being untenantable or unfit to tenant's purposes or the repair or restoration thereof cannot be accomplished within ninety
(90) days, Subtenant shall have the right to terminate the Sublease by giving written notice thereof to Tenant with thirty (30) days after the premises is destroyed or taken by eminent domain. Thereafter, the Sublease shall terminate as of the date of such notice or on any later date set forth therein and all obligations of the parties under the Sublease shall cease and terminate.

     2. In the event Tenant is unable to deliver the premises on June 15, 1997, the commencement date of the Sublease, rent shall be abated for each day Tenant is unable to deliver the premises. If Tenant is able to obtain necessary Town approvals by June 2, 1997 then Tenant shall deliver premises to Subtenant no later than August 15, 1997. If Tenant is unable to obtain the necessary Town approvals by July 2, 1997, Tenant shall notify Subtenant by July 3, 1997 and thereafter Subtenant shall have the right to terminate this Sublease and all deposits shall forthwith be refunded to the Subtenant. If Tenant is unable to deliver the premises on or before August 15, 1997, Subtenant shall have the right to terminate the Sublease by written notice to the Tenant, and thereafter the Sublease shall terminate without recourse to the parties thereto and all deposits made thereunder shall forthwith be returned to Subtenant.

     3. If Subtenant is unable to obtain necessary Town approvals for Subtenant's buildout of premises by June 2, 1997 Subtenant shall have the right to terminate this sublease by a written notice thereof no later than June 3, 1997 to Tenant and thereafter the Sublease shall terminate without recourse to the parties thereto and all deposits made thereunder shall forthwith be refunded to Subtenant.

Signed, Sealed and Delivered in the presence of:

                                        TENANT, MICHAEL J. HERBST


                                        By:
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                                        SUBTENANT, BLUE FISH CLOTHING, INC.


                                        By:
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